Exhibit 35.13

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the “Special Servicer”), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.	A review of the activities performed by the Special Servicer during the period commencing on January 1, 2016 and ending on December 31, 2016 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.	To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC, a Florida limited liability company

By: /s/ Job Warshaw
Job Warshaw President

Dated: February 22, 2017

1601 Washington Avenue • Suite 700 • Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 • Fax: (305) 695-5601

Schedule I

-GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2013-GC10

(applies to Empire Hotel, National Harbor Loans serviced in CGCMT 2013-GC11)

-COMM 2013-CCRE12 Mortgage Trust Commercial Mortgage Pass-Through Certificates

(applies to Miracle Mile Loan serviced in CGCMT 2013-GC17)

-GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2014-GC24

(applies to Stamford Plaza Portfolio Loan serviced in CGCMT 2014-GC25)

-COMM 2015-CCRE24 Mortgage Trust, Commercial Mortgage Pass-Through Certificates

(applies to Eden Roc Loan serviced in CGMT 2015-P1)

-Wells Fargo Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-C37

(applies to Quantum Park Loan serviced in CGCMT 2016-C3/CGCMT 2016-P6)

-Morgan Stanley Bank of America Merrill Lynch Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-C30

(applies to West LA Office - 1950 Sawtelle Boulevard Loan serviced in CGCMT 2016-P5; and Briarwood Mall Loan serviced in GCMT 2016-C3)

-GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2011-GC5